Exhibit 10.3

On March 30, 2017, SAExploration Holdings, Inc. entered into amendments to the amended and restated employment agreements (the “Second Amendments”) with Jeffrey Hastings, Brian Beatty, Brent Whiteley, Michael Scott, Darin Silvernagle and Ryan Abney (the “Executives”). In connection with the entry into the Second Amendments, the Executives agreed to accept a temporary 10% salary reduction to the Executive’s current base salary ending on the payroll dated April 30, 2017.

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”), is effective as of March 30, 2017 (the “Amendment Effective Date”), by and between SAExploration Holdings, Inc., a Delaware corporation (the “Employer” or the “Company”), and Executive Name, an individual residing in the State of Alaska (the “Executive”). The Employer and the Executive may be referred to singularly as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, effective on August 3, 2016, the Company and Executive entered into an Executive Employment Agreement (the “Employment Agreement”), and

WHEREAS, the Company and Executive mutually agreed to amend the Employment Agreement under the First Amendment to Executive Employment Agreement effective August 3, 2016, (the “First Amendment”); and

WHEREAS, as the current economic conditions within the oil and gas industry remain a concern, and in order to preserve the economic condition of the Company, the Executive agrees to an extension of the temporary 10% salary reduction of the Executive’s base salary through April 30, 2017 (the “Salary Reduction Termination Date”); and

WHEREAS, the Parties desire to amend Section 4 (a) of the Agreement in the manner reflected herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.    Section 4 (a) of the Employment Agreement, as amended, is hereby modified to provide that the Executive’s current base salary remains reduced by ten (10%) percent until the Salary Reduction Termination Date.

2.    On the Salary Reduction Termination Date this Amendment shall terminate automatically and the Executive’s Base Salary shall be restored to the Base Salary under the Employment Agreement dated August 3, 2016.

3.     Except as provided in this amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Employment Agreement.

4.    This Amendment embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement. In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control and govern.

5.    Except as specifically modified and amended herein, all of the terms, provisions, requirements, and specifications contained in the Employment Agreement remain in full force and effect. Except as otherwise expressly provided herein, the Parties do not indent to, and the execution of this Amendment shall not, in any manner impair the Employment Agreement, as hereby amended and ratified, and to confirm and carry forward the Employment Agreement, as hereby amended, in full force and effect.

6.    THIS AMENDMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Company and Executive hereto have executed this Amendment to as of the Effective Date.

SAExploration Holdings, Inc.

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Printed Name:    ____________________

Title:    __________________________

Date:     __________________________

Executive Name
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Printed Name:    ____________________

Title: ____________________________

Date:     __________________________